UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2012

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2012, the Board of Directors of U.S. Bancorp (the "Company") announced that John R. Elmore, currently the Company’s Executive Vice President of Community Banking, and Kent V. Stone, currently the Company’s Executive Vice President, Consumer Banking, will succeed Richard C. Hartnack, the Company’s Vice Chairman, Consumer Banking. Mr. Elmore will serve as the Company’s Vice Chairman of Community Banking and Branch Delivery and Mr. Stone will serve as the Company’s Vice Chairman of Consumer Banking Sales and Support. The Company also announced that James L. Chosy will succeed Lee R. Mitau as the Company’s Executive Vice President and General Counsel. All three appointments will be effective upon the retirements of Mr. Hartnack and Mr. Mitau on March 1, 2013.

A copy of the press release issued by the Company on December 11, 2012, announcing the retirements of Mr. Hartnack and Mr. Mitau and the appointments of Mr. Elmore, Mr. Stone and Mr. Chosy as their respective successors is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release issued by the Company on December 11, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

December 11, 2012	By:	/s/ Lee R. Mitau

Name: Lee R. Mitau
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company on December 11, 2012